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                                  Exhibit 10.6

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

         THIS SETTLEMENT AGREEMENT is made and entered into this 29th day of October, 1999, by and among Neuromedical Systems, Inc., a debtor and debtor-in-possession in the Chapter 11 bankruptcy case styled as In re Neuromedical Systems, Inc., Case No. 99-00703 (PJW) (the "Debtor"), NetMed, Inc. ("NetMed") and the Official Committee of Unsecured Creditors for the bankruptcy estate of Neuromedical Systems, Inc. (the "Committee"), subject, only, to approval by the United States Bankruptcy Court for the District of Delaware (the "Court").

                                    RECITALS
                                    --------

         WHEREAS, on March 26, 1999, the Debtor filed a Voluntary Petition for relief under Chapter 11 of Title 11 of the United States Code (the "Code"); and

         WHEREAS, on April 7, 1999, the United States Trustee's Office conducted an organizational meeting of the Debtor's creditors and, at the conclusion of that meeting, the Committee was appointed in accordance with Code Section 1102; and

        WHEREAS, prior to the Petition Date, the Debtor operated as a healthcare technology company that supplied cytology screening and anatomic pathology diagnostic equipment and services to laboratories using its patented, FDA approved, PAPNET Testing System. The PAPNET Testing System was developed for the screening of PAP smears by combining computerized image acquisition with neural network artificial intelligence to assist in the detection of abnormal cells; and

        WHEREAS, on November 23, 1998, the Debtor and NetMed formally entered into an Amended and Restated Agreement (the "Distribution Agreement") pursuant to which NetMed was granted an exclusive right to sell the PAPNET Service, as defined in the Distribution Agreement and related technology in the territory described more fully therein; and

         WHEREAS, the Debtor, prior to the Petition Date, entered into a purchase agreement with AutoCyte, Inc. ("AutoCyte) pursuant to which AutoCyte agreed to purchase the Debtor's intellectual property and certain related assets for cash and publicly traded stock (the "AutoCyte Stock"); and

        WHEREAS, on or about April 6, 1999, the Debtor filed a motion seeking, inter alia, authorization from the Court to reject the Distribution Agreement; and

         WHEREAS, by Order of this Court dated May 3, 1999, the Court authorized the Debtor to reject the Distribution Agreement; and

         WHEREAS, on or about July 23, 1999, NetMed filed an unsecured proof of claim in an unliquidated amount but in no event less than $7,163,360.00 arising from the Debtor's rejection of the Distribution Agreement and NetMed will either amend (or has amended) this claim by


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filing an amended proof of claim in an unliquidated amount but in no event less than $6,880,008.00 (the "Claim"); and

         WHEREAS, subsequent to the filing of the Claim, NetMed also filed a Motion to Estimate its Claim for Voting Purposes (the "502(c) Motion"), which is still pending before the Court;

         WHEREAS, the Debtor, on or about October 6, 1999, filed an objection to the Claim (the "Objection") alleging, inter alia, that the Claim was substantially overstated; and

         WHEREAS, the Committee is still in the process of investigating the Claim the Distribution Agreement and any related documentation thereto in order to determine the merits of the Claim and the Debtor's Objection thereto; and

         WHEREAS, the parties, including, the Committee, in an effort to avoid the uncertainties and costs associated with protracted litigation, desire to resolve the Objection, the Claim and the 502(c) Motion on an amicable basis and have agreed to enter into this Agreement for that purpose.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, subject, only, to approval by the Court, the parties, intending to be legally bound, hereby agree as follows:

                                    AGREEMENT

         1. INCORPORATION. The Recital section set forth above is incorporated herein as though set forth at length below by this reference.

         2. ALLOWANCE OF THE CLAIM. Upon Court approval of this Agreement, NetMed, on account of the Claim and all other claims, as defined by Code Section 101(5), it has, had or may have against the Debtor or its estate, shall be allowed in the within bankruptcy case for all purposes: an unsecured claim in the aggregate amount of $1.5 million (the "NetMed Unsecured Claim") to be treated equally with the Debtor's other allowed, general, unsecured claims.

         3. RECEIPT OF THE NETMED SHARES. In consideration for entering into this Agreement and for reducing its Claim, as set forth above, NetMed (or its nominee), upon Court approval of this Agreement, shall receive one hundred and seventy-five thousand (175,000) shares of the AutoCyte Stock or the number of shares of stock of TriPath Imaging, Inc. ("TriPath"), being the successor-in-interest to AutoCyte, Inc. and NeoPath, Inc., for which such AutoCyte stock was exchanged (hereinafter referred to as the "NetMed Shares").

         4. DISTRIBUTION OF THE NETMED SHARES. Upon Court approval of this Agreement, the Debtor shall promptly provide instructions to the transfer agent for the AutoCyte/TriPath Stock to transfer the NetMed Shares to NetMed or its nominee with such transfer to be subject to any and all securities laws, rules and regulations. Neither the Debtor nor the Committee make any representations or warranties as to the "transferability" or "tradeability" of such stock, it being



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the expressed understanding of the parties hereto that such stock shall be transferred to NetMed on an "AS-IS, WHERE-IS" basis. Notwithstanding anything contained herein to the contrary, neither the Debtor nor the Committee, however, will provide any additional restrictions on either the "transferability" or the "tradeability" of such stock.

         5. RELEASE OF DEBTOR PARTIES. Except for the NetMed Unsecured Claim, the right to receive the NetMed Shares and its other rights hereunder, NetMed, upon Court approval of this Agreement and upon receipt of the NetMed Shares, hereby releases and forever discharges the Debtor, its estate and their respective attorneys, employees, officers, directors, predecessors, successors and assigns, and the heirs, executors, administrators, successors or assigns of any of the foregoing (collectively, the "Debtor Parties"), of and from any and all pre- or post-petition claims, demands, obligations, actions, causes of action, damages, costs, losses, debts, expenses of any nature whatsoever, known, unknown or suspected, whether based in law, equity or otherwise, which NetMed has, had or may have against the Debtor Parties from the beginning of the world to the date of this Agreement, including, without limitation, claims arising from the Debtor's rejection of the Distribution Agreement.

         6. RELEASE OF NETMED PARTIES. Upon Court approval of this Agreement, the Debtor and its estate do hereby release and forever discharge NetMed, its respective attorneys, employees, officers, directors, predecessors, successors and assigns, and the heirs, executors, administrators, successors or assigns of any of the foregoing (collectively, the "NetMed Parties"), of and from any and all pre- or post-petition claims, demands, obligations, actions, causes of action, damages, costs, losses, debts, expenses of any nature whatsoever, known, unknown or suspected, whether based in law, equity or otherwise, which the Debtor or its estate have, had or may have against the NetMed Parties from the beginning of the world to the date of this Agreement.

         7. NETMED'S REPRESENTATIONS AND WARRANTIES. NetMed represents and warrants to the Debtor and the Committee as follows:

            (a) that NetMed has the full power, authority and legal right to execute, deliver and comply with this Agreement;

            (b) no consent, approval or other authorization of or by any court, administrative agency or other governmental authority is required in connection with NetMed's execution and delivery of or compliance with this Agreement; and

            (c) NetMed's execution and delivery of and compliance with this Agreement will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any provision of any agreement or other document or instrument to which NetMed is a party or by which it may be bound.

         8. COVENANTS OF THE DEBTOR AND COMMITTEE. In consideration for the mutual promises contained herein and the significant reduction of the Claim, the Debtor and the Committee agree to:


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            (a) complete their "due diligence" and analysis of the Claim, the
Distribution Agreement and any and all related documentation on or before October 22, 1999;

            (b) move for the entry of a final, non-appealable Order of the Court, or any other court of competent jurisdiction, approving this Agreement on or before November 4, 1999; and

            (c) prepare, file and seek confirmation of a Plan which incorporates the terms and conditions of this Agreement.

         9. COVENANTS OF NETMED. In consideration for the mutual promises contained herein, the allowance of the NetMed Unsecured Claim and the distribution of the NetMed Shares, NetMed specifically agrees:

            (a) to reasonably cooperate and assist the Debtor and the Committee in their "due diligence" and analysis of the Claim, the Distribution Agreement and any and all related documentation. For purposes herein, such cooperation shall include, without limitation, making witnesses available for interviews and making documentation available for inspection and copying purposes;

            (b) to support the Debtor's and the Committee's motion for the entry of a final, non-appealable Order of the Court, or any other court of competent jurisdiction, approving this Agreement;

            (c) to vote in favor of any Plan which incorporates the terms and conditions of this Agreement;

            (d) that the Claim is warranted by existing law, is based upon credible evidentiary support and was not filed for any improper purpose, including, without limitation, harassment, unnecessary delay or an increase in the cost of litigation; and

            (e) to reasonably cooperate with the Debtor and the Committee concerning the objections to proofs of claim, among others, of PUI and CWI. For purposes herein, this cooperation will include, without limitation, making witnesses available for interviews, for discovery and trial purposes and for making available to the Debtor, the Committee and their respective professionals, for inspection and copying purposes, any and all documentation relevant to these objections, among others.

         10. CONDITIONS. This Agreement is specifically conditioned upon the following:

             (a) the Committee completes its analysis of the Claim, the Distribution Agreement and any and all related documentation on or before October 22, 1999 and is reasonably satisfied with the results of such analysis; and


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             (b) this Agreement is approved by a final, non-appealable Order of the Court, or any other court of competent jurisdiction, on or before December 1, 1999.

         11. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default hereunder:

             (a) the failure by NetMed to observe and perform any of the covenants or agreements required to be performed hereunder within ten (10) days after written notice from either the Debtor or the Committee;

             (b) the failure by either the Debtor or the Committee to observe and perform any of the covenants or agreements required to be performed hereunder within ten (10) days after written notice from NetMed; and

             (c) any representation or warranty of NetMed under this Agreement shall be untrue in any material respect.

         12. REMEDIES UPON THE OCCURRENCE OF AN EVENT OF DEFAULT. Upon the occurrence of any event of default hereunder and, if applicable, the failure to cure within the timeframes specified herein, this Agreement shall be terminated and the Claim, the Objection and the 502(c) Motion shall be reinstated with the parties being entitled to engage in discovery and being afforded sufficient time to prepare for any and all hearings or trials related thereto.

         13. NOTICES. All notices required or desired to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent via either certified mail, return receipt requested, or via overnight delivery with a nationally recognized delivery service (e.g. Fedex or DHL) to such party or the party's authorized agent at the addresses set forth below:

             If to the Debtor:

             Josef S. Athanas, Esquire
             Latham & Watkins
             333 South Wacker Drive
             Chicago, IL  60606-6401

             If to the Committee:

             Lawrence J. Kotler, Esquire
             Buchanan Ingersoll Professional Corporation
             Eleven Penn Center, 14th Floor
             1835 Market Street
             Philadelphia, PA  19103


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             If to NetMed:

             Neil B. Glassman, Esquire
             The Bayard Firm
             222 Delaware Avenue, Suite 900
             Wilmington, DE  19801

         Such notice shall be deemed to be given when received if delivered personally, one (1) day after the date if sent via overnight delivery or two (2) days after the date mailed if sent by certified mail, return receipt requested. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

         14. MISCELLANEOUS.

             (a) this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and assigns. No provision of this Agreement shall be amended, modified, waived or terminated unless each party consents in writing;

             (b) all recitals, representations, covenants and agreements contained herein shall survive the execution and delivery of this Agreement;

             (c) this Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement;

             (d) this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware;

             (e) the Court shall continue to retain jurisdiction over this matter and shall hear any and all disputes arising out of, related to or in connection with the interpretation, enforcement or implementation of this Agreement;

             (f) upon Court approval of this Agreement, the Order approving this Agreement shall be docketed as a settlement of the Claim, the Objection and the 502(c) Motion; and

             (g) this Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and this Agreement and all other documents executed pursuant to this Agreement, supersede all previous and contemporaneous negotiations, discussions and agreements between the parties and no parole evidence of any prior or other agreement shall be permitted to contradict or vary the term hereof.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                 NEUROMEDICAL SYSTEMS, INC.



                                 By:
                                    --------------------------------------
                                      Title:


                                 NETMED, INC.



                                 By:
                                    --------------------------------------
                                      Title:


                                 THE OFFICIAL COMMITTEE OF UNSECURED
                                 CREDITORS FOR NEUROMEDICAL
                                 SYSTEMS, INC.



                                 By:
                                    --------------------------------------
                                      Title:






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